AMENDMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION CONTRACT

AMENDMENT dated August 18, 2020 to the Second Amended and Restated Distribution Contract (the “Contract”) entered into on February 14, 2017 by and between PIMCO Funds (the “Trust”) and PIMCO Investments LLC (the “Distributor”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract and amendment described herein.

WHEREAS, the Distributor serves as the distributor of shares of the Trust pursuant to the Contract; and

WHEREAS, the Trust hereby adopts the Contract with respect to the PIMCO ESG Income Fund and the Distributor hereby acknowledges that the Contract shall pertain to the PIMCO ESG Income Fund; and

WHEREAS, the parties agree to amend the Contract to add the PIMCO ESG Income Fund and Class C-2 shares and make other ministerial edits.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract pursuant to the terms thereof, as follows:

I.	Description of the Trust and Classes of Shares

Section 1 of the Contract is deleted and replaced with the following:

Description of Trust and Classes of Shares. The Trust is an open-end investment company consisting of both publicly offered investment portfolios (each a “Fund” and collectively, the “Funds”) and privately offered investment portfolios (each a “Portfolio,” and collectively, the “Portfolios”), as listed on Schedule A hereto. Additional investment portfolios may be established in the future. This Contract shall pertain to all Funds and Portfolios listed on Schedule A (attached hereto), as amended from time to time, and to such additional investment portfolios as shall be designated in Supplements to this Contract, as further agreed between the Trust and the Distributor. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each Fund and Portfolio, and each Fund currently offers its shares with respect to up to ten classes: Class A shares, Class C shares, Class C-2 shares, Class M shares, Class R shares, Class T shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares. The Trust engages in the business of investing and reinvesting the assets of the Funds and Portfolios in the manner and in accordance with the investment objectives and restrictions specified in the Trust’s currently effective Prospectus or Prospectuses (including any summary prospectus(es)) and/or Offering Memoranda, and Statement(s) of Additional Information and/or Offering Memoranda Supplement(s), (together, the “Prospectus”) relating to Class A, Class C, Class C-2, Class M, Class R, Class T, Institutional Class, I-2, I-3 and Administrative Class shares of the Funds and the shares of the Portfolios, included in the Trust’s Registration Statement, as amended from time to time (the “Registration Statement”), as filed by the Trust under the Investment Company Act of 1940, as amended (together with the rules and regulations thereunder, the “1940 Act”) and the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “1933 Act”), as applicable. Copies of the documents referred to in the preceding sentence have been furnished to the Distributor. Any amendments to those documents shall be furnished to the Distributor promptly. The Trust has adopted separate Distribution and Servicing Plans pursuant to Rule 12b-1 under the 1940 Act with respect to each of the Class A shares (“Class A Plan”), Class C shares (“Class C Plan”), Class C-2 shares (“Class C-2 Plan”), Class R shares (“Class R Plan”), Class T shares (“Class T Plan”) and Administrative Class shares (“Administrative Class Plan,” and together with the Class A Plan, Class C Plan, Class C-2 Plan, Class R Plan and Class T Plan, the “Plans”).

II.	Sale of Shares to Distributor and Sales by Distributor

Section 3, paragraph 1 of the Contract is deleted and replaced with the following:

The Distributor will have the right, as agent, to sell shares of each Class of each Fund directly to the public against orders therefor at the applicable public offering price as described below in the case of Class A shares and Class T shares, and at net asset value in the case of Class C shares, Class C-2 shares, Class M shares, Class R shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares. For such purposes, the Distributor will have the right to purchase shares at net asset value. The Distributor will also have the right, as agent, to sell shares of a Fund indirectly to the public through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who are acting as introducing brokers pursuant to clearing agreements with the Distributor (“introducing brokers”), to broker-dealers which are members of FINRA and who have entered into selling agreements with the Distributor (“participating brokers”) or through other financial intermediaries, in each case against orders therefor. The price for introducing brokers, participating brokers and other financial intermediaries shall be, in the case of Class A shares and Class T shares, the applicable public offering price less a concession to be determined by the Distributor, which concession will not exceed the amount of the sales charge or underwriting discount, if any, described below and, in the case of Class C shares, Class C-2 shares, Class M shares, Class R shares, Institutional Class shares, I-2 shares, I-3 shares and Administrative Class shares, net asset value.

III.	Fees

The following paragraph is added after the second paragraph of Section 5 of the Contract:

For its services as distributor of a Fund’s Class C-2 shares and as servicing agent of Class C-2 shareholders and Class C-2 shareholder accounts, the Trust shall pay the Distributor on behalf of each Fund a distribution fee at the annual rate of 0.75% of the Fund’s average daily net assets (except that certain Funds may pay a distribution fee at a lower annual rate, as stated in the Prospectus from time to time), and a servicing fee at the annual rate of 0.25% of the Fund’s average daily net assets, (except that certain Funds may pay a servicing fee at a lower annual rate, as stated in the Prospectus from time to time) attributable to the Fund’s Class C-2 shares, upon the terms and conditions set forth in the relevant Distribution and Servicing Plan, as amended from time to time, and shall receive any contingent deferred sales charge for Class C-2 shares as provided in Section 8 hereof. The respective distribution and servicing fees shall be accrued daily and paid monthly to the Distributor as soon as practicable after the end of the calendar month in which they accrue, but in any event within 5 business days following the last calendar day of each month.

IV.	Repurchase of Shares

Section 8 of the Contract is deleted and replaced with the following:

The Distributor will act as agent for the Trust in connection with the repurchase and redemption of shares by the Trust upon the terms and conditions set forth in the Prospectus or as the Trust acting through its Trustees may otherwise direct. The Distributor may employ such sub-agents, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable. Any contingent deferred sales charge imposed on repurchases and redemptions of Class A, Class C and Class C-2 shares upon the terms and conditions set forth in the Prospectus shall be paid to the Distributor in addition to the fees with respect to Class A, Class C and Class C-2 shares set forth in Section 5 hereof. The Trust will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or distribution fees.

V.	Expenses

Section 14(d) of the Contract is deleted and replaced with the following:

(d) The Trust shall pay or cause to be paid all expenses incurred in connection with: (i) the preparation, printing and distribution to shareholders of the Prospectus and reports and other communications to existing shareholders; (ii) future registrations of shares under the 1933 Act, as applicable, and the 1940 Act; (iii) amendments of the Registration Statement subsequent to the initial public offering of shares; (iv) qualification of shares for sale in jurisdictions designated by the Distributor, including under the securities or so-called “Blue Sky” laws of any State; (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor; (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares; (vii) maintaining facilities for the issue and transfer of shares; (viii) supplying information, prices and other data to be furnished by the Trust under this Contract; (ix) any expenses assumed by the Trust with regard to Class A shares of each Fund pursuant to the Class A Plan; (x) any expenses assumed by the Trust with regard to

Class C shares of each Fund pursuant to the Class C Plan; (xi) any expenses assumed by the Trust with regard to Class C-2 shares of each Fund pursuant to the Class C-2 Plan; (xii) any expenses assumed by the Trust with regard to Class R shares of each Fund pursuant to the Class R Plan; (xiii) any expenses assumed by the Trust with regard to the Class T shares of each Fund pursuant to the Class T Plan; and (xiv) any expenses assumed by the Trust with regard to Administrative Class shares of each Fund pursuant to the Administrative Class Plan. The Trust may enter into arrangements with affiliates of the Trust, or other parties, providing for the payment by such affiliates, or other parties, of some or all of these expenses.

VI.	Schedule A

The Trust and the Distributor hereby agree to amend the Contract to make certain changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

VII.	Other

Except as expressly provided herein, the Contract shall remain in full force and effect in accordance with its terms.

The parties represent and warrant that all of the representations, warranties and undertakings made in the Contract continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

VIII.	Term

This Amendment and the Contract shall become effective with respect to the PIMCO ESG Income Fund on [     ], 2020 and shall continue in effect for a period not to exceed two years from the effective date of this Amendment and shall continue thereafter on an annual basis with respect to the PIMCO ESG Income Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the PIMCO ESG Income Fund, by the vote of a majority of the outstanding voting securities of the PIMCO ESG Income Fund, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by PIMCO ESG Income Fund or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

This Amendment and the Contract shall become effective with respect to the Class C-2 shares of each Fund on [     ], 2020 and shall continue in effect for a period not to exceed two years from the effective date of this Amendment and shall continue thereafter on an annual basis with respect to the Class C-2 shares of each Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Class C-2 shares of a Fund, by the vote of a majority of the outstanding voting securities of such Fund share class, as applicable (as defined in the 1940 Act), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Class C-2 shares of a Fund or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

PIMCO FUNDS

By:
Title:

PIMCO INVESTMENTS LLC

By:
Title:

SCHEDULE A

Second Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

[    ], 2020

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund
PIMCO All Asset Fund
PIMCO California Intermediate Municipal Bond Fund
PIMCO California Municipal Bond Fund
PIMCO California Short Duration Municipal Income Fund
PIMCO Climate Bond Fund
PIMCO CommoditiesPLUS® Strategy Fund
PIMCO CommodityRealReturn Strategy Fund®
PIMCO Credit Opportunities Bond Fund
PIMCO Diversified Income Fund
PIMCO Dynamic Bond Fund
PIMCO Emerging Markets Local Currency and Bond Fund
PIMCO Emerging Markets Bond Fund
PIMCO Emerging Markets Full Spectrum Bond Fund
PIMCO ESG Income Fund
PIMCO Extended Duration Fund
PIMCO Global Advantage Strategy Bond Fund
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)
PIMCO Global Bond Opportunities Fund (Unhedged)
PIMCO Global Core Asset Allocation Fund
PIMCO GNMA and Government Securities Fund
PIMCO Government Money Market Fund
PIMCO Gurtin California Municipal Intermediate Value Fund
PIMCO Gurtin California Municipal Opportunistic Value Fund
PIMCO Gurtin National Municipal Intermediate Value Fund
PIMCO Gurtin National Municipal Opportunistic Value Fund
PIMCO High Yield Fund
PIMCO High Yield Municipal Bond Fund
PIMCO High Yield Spectrum Fund
PIMCO Income Fund
PIMCO Inflation Response Multi-Asset Fund
PIMCO International Bond Fund (U.S. Dollar-Hedged)
PIMCO International Bond Fund (Unhedged)
PIMCO Investment Grade Credit Bond Fund
PIMCO Long Duration Total Return Fund
PIMCO Long-Term Credit Bond Fund
PIMCO Long-Term Real Return Fund
PIMCO Long-Term U.S. Government Fund
PIMCO Low Duration ESG Fund

PIMCO Low Duration Fund
PIMCO Low Duration Fund II
PIMCO Low Duration Income Fund
PIMCO Moderate Duration Fund
PIMCO Mortgage Opportunities and Bond Fund PIMCO Multi-Strategy Alternative Fund
PIMCO Mortgage-Backed Securities Fund
PIMCO Municipal Bond Fund
PIMCO National Intermediate Municipal Bond Fund
PIMCO New York Municipal Bond Fund
PIMCO Preferred and Capital Securities Fund
PIMCO RAE Fundamental Advantage PLUS Fund
PIMCO RAE PLUS EMG Fund
PIMCO RAE PLUS Fund
PIMCO RAE PLUS International Fund
PIMCO RAE PLUS Small Fund
PIMCO Real Return Fund
PIMCO RealEstateRealReturn Strategy Fund
PIMCO Senior Floating Rate Fund
PIMCO Short Asset Investment Fund
PIMCO Short Duration Municipal Income Fund
PIMCO Short-Term Fund
PIMCO StocksPLUS® Absolute Return Fund
PIMCO StocksPLUS® Fund
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)
PIMCO StocksPLUS® International Fund (Unhedged)
PIMCO StocksPLUS® Long Duration Fund
PIMCO StocksPLUS® Short Fund
PIMCO StocksPLUS® Small Fund
PIMCO Strategic Bond Fund
PIMCO Total Return ESG Fund
PIMCO Total Return Fund
PIMCO Total Return Fund II
PIMCO Total Return Fund IV
PIMCO TRENDS Managed Futures Strategy Fund

Portfolios:

PIMCO ABS and Short-Term Investments Portfolio PIMCO All Asset: Multi-Real Fund PIMCO All Asset: Multi-RAE PLUS Fund PIMCO All Asset: Multi-Short PLUS Fund
PIMCO EM Bond and Short-Term Investments Portfolio
PIMCO High Yield and Short-Term Investments Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Credit Bond Portfolio
PIMCO Long Duration Credit Bond Portfolio
PIMCO Low Duration Portfolio
PIMCO Moderate Duration Portfolio
PIMCO Mortgage and Short-Term Investments Portfolio
PIMCO Municipal Portfolio

PIMCO Real Return Portfolio
PIMCO Short Asset Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Short-Term Floating NAV Portfolio III
PIMCO Short-Term Portfolio
PIMCO U.S. Government and Short-Term Investments Portfolio